Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan of our reports dated February 24, 2025, with respect to the consolidated financial statements of Public Storage and the effectiveness of internal control over financial reporting of Public Storage included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
May 13, 2025